UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2007

MUTUAL FEDERAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

_____________________________

Federal (State or other jurisdiction of Incorporation)	000-51867 (Commission File Number)	33-1135091 (I.R.S. Employer Identification No.)
2212 West Cermak Road Chicago, Illinois (Address of principal executive offices)		60608 (Zip Code)

Registrant’s telephone number, including area code (773) 847-7747

Not Applicable
(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03(a) Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 20, 2007, the Board of Directors of Mutual Federal Bancorp, Inc. (the “Company”) approved an amendment to the Company’s By-laws to increase the size of the Board from six to seven directors, effective March 20, 2007. A copy of the Certificate of Amendment of the Company’s By-laws is filed as an exhibit to this report and is incorporated herein by reference.

Item 5.02(d) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2007, the Company’s Board of Directors appointed Amy P. Keane as a director of the Board to fill the vacancy created as a result of the increase in the size of the Board due to the amendment of the Company’s By-laws described above. Ms. Keane was appointed as a Class I director with a term expiring at the Company’s 2007 annual shareholder meeting.

Ms. Keane was also appointed to the Audit Committee of the Board of Directors. There are no arrangements or understandings between Ms. Keane and any other persons pursuant to which Ms. Keane was selected as a director. There are no related party transactions between the Company and Ms. Keane that are subject to disclosure under Item 404(a) of Regulation S-B.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment of the By-laws of Mutual Federal Bancorp, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUTUAL FEDERAL BANCORP, INC.

By:	/s/ Stephen M. Oksas
Stephen M. Oksas
President and Chief Executive Officer

Date: March 22, 2007

INDEX TO EXHIBITS

Exhibit
3.1	Certificate of Amendment of the By-laws of Mutual Federal Bancorp, Inc.